Exhibit 99.1
Press Release

Triad Guaranty Inc. Receives NASDAQ Notice of Noncompliance with Listing Rule Relating to the Market Value of Publicly Held Shares

WINSTON-SALEM, N.C., November 16, 2009 -- Triad Guaranty Inc. (the “Company”) (NASDAQ GS: TGIC) today announced that on November 11, 2009, it received a notice from The NASDAQ Stock Market (“NASDAQ”) stating that the Company was no longer in compliance with NASDAQ Listing Rule 5450(b)(3)(C), which requires the Company to maintain a minimum market value of $15 million of its total outstanding shares of common stock (excluding shares held directly or indirectly by officers, directors or any beneficial owner of more than 10% of the Company’s total outstanding shares) (the “Minimum Market Value”).  NASDAQ will provide the Company with a period of 90 calendar days, or until February 9, 2010, to regain compliance with Listing Rule 5450(b)(3)(C).  The Minimum Market Value must be equal to or greater than $15 million for 10 consecutive business days in order for the Company to regain compliance with Listing Rule 5450(b)(3)(C).

If the Company does not regain compliance with Listing Rule 5450(b)(3)(C) by February 9, 2010, NASDAQ will provide written notification to the Company that the Company’s common stock is subject to delisting.  At that time, the Company may appeal NASDAQ’s delisting determination to a Hearings Panel.  Alternatively, the Company could consider applying for a transfer to The Nasdaq Capital Market prior to February 9, 2010 if the Company satisfies the requirements for continued listing on that market.  Currently, however, the Company does not satisfy the requirements for continued listing on The Nasdaq Capital Market. The Company intends to actively monitor the Minimum Market Value for its common stock and will consider available options to resolve the deficiency and attempt to regain compliance with Listing Rule 5450(b)(3)(C), or pursue other alternatives.

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a voluntary run-off of its existing in-force book of business.  For more information, please visit the Company's web site at www.triadguaranty.com.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond the Company’s control and they have been made based upon management’s current expectations and beliefs concerning future developments and their potential effect on the Company.  Actual developments and their results could differ materially from those expected by management, depending on the outcome of a number of factors, including: the possibility that the Illinois Department of Insurance may take various actions regarding Triad Guaranty Insurance Corporation if it does not operate its business in accordance with its revised financial and operating plan and the corrective orders, including seeking receivership proceedings; the Company’s ability to operate its business in run-off and maintain a solvent run-off; the Company’s ability to continue as a going concern; the possibility of general economic and business conditions that are different than anticipated; legislative, regulatory, and other similar developments; changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market; the Company’s ability to maintain the listing of its common stock on The NASDAQ Stock Market; the Company’s ability to identify and utilize another trading platform for its common stock if its common stock is delisted from The NASDAQ Stock Market; and various factors described under "Risk Factors" and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon management’s current expectations and beliefs concerning future events and the Company undertakes no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

SOURCE: Triad Guaranty Inc.

CONTACT: Bob Ogburn, Vice President and Treasurer, at 336.723.1282 ext. 1167 or bogburn@tgic.com